Exhibit 99.1

News From:                                         Stewart & Stevenson
                                                   Corporate Headquarters
                                                   P.O. Box 1637
                                                   Houston, TX  77251-1637
FOR IMMEDIATE RELEASE:
STEWART & STEVENSON SERVICES, INC. ANNOUNCES RESULTS FOR FOURTH QUARTER AND FISCAL 1999 YEAR-END RESULTS

      HOUSTON, TX - March 22, 2000 - STEWART & STEVENSON SERVICES, INC. (NASDAQ:SSSS), a leading manufacturer, distributor, and provider of service for industrial and energy related equipment, and a manufacturer of medium tactical vehicles for the U.S. Army, announced sales for the quarter ended January 31, 2000 totaling $287.4 million compared to sales of $257.1 million in the same period a year ago. Net earnings from continuing operations in the Fourth Quarter of Fiscal 1999 were $4.9 million or $0.17 per share versus a loss of $49.7 million or $1.77 per share in last year's Fourth Quarter. The Fourth Quarter of Fiscal 1999 included an after-tax charge of $3.3 million or $0.12 per share for inventory reserves, partially offset by a $1.2 million or $0.04 per share after tax gain on sale of an investment. Excluding these adjustments, net earnings and earnings per share would have been $7.1 million and $0.25, respectively.

      Sales for Fiscal 1999 totaled $911.7 million compared to $1,206.8 million in Fiscal 1998, with a planned production hiatus in military trucks accounting for most of the decrease. Net earnings from continuing operations for the year amounted to $17.5 million or $0.62 per share compared with a net loss of $39.0 or $1.34 in the prior year. Fiscal 1999 net earnings included a gain on sale of investments of $3.9 million or $0.14 per share, offset by $4.6 million or $0.17 for inventory charges. Last year's loss included a $56.3 million charge, the equivalent of $1.94 per share, associated with the initial truck contract with the U.S. Army, partially offset by interest income of $5.6 million or $0.19 per share earned on proceeds from the sale of the gas turbine business. Excluding special items discussed above, net earnings and earnings per share from continuing operations for Fiscal 1999 would have been $18.2 million and $0.65, respectively. Comparable results for Fiscal 1998 would have been $11.6 million and $0.40, respectively.

      Net income for the year, including discontinued operations, was $24.3 million or $0.87 per share and included a $6.9 million after-tax reserve adjustment related primarily to elimination of a debt guaranty obligation associated with a power generation facility in Argentina that was sold in January 2000.

      The Power Products segment, which is responsible for marketing and aftermarket support of a wide range of industrial equipment, recorded Fourth Quarter sales of $139.7 million, a 6% increase over the sales of $131.5 million in the same period of Fiscal 1998. The operating loss totaled $0.4 million versus a $3.2 million loss in the comparable period of last year. The current quarter loss included inventory charges of $1.8 million, and $1.1 million in costs associated with corporate initiatives to improve business performance. Sales for the total year were $536.2 million, 3% lower than last year's sales of $555.5 million. Operating profit for Fiscal 1999 was $15.2 million compared with $23.6 million last year. Performance in the Power Products segment continues to vary by market. Equipment and parts sales were adversely impacted by softness in oil and gas markets. However, eleven branch locations comprising 24% of total year 1999 sales reported double digit sales growth in 1999.

      The Tactical Vehicle Systems segment, which manufactures tactical vehicles for the U.S. Army and others, recorded sales of $87.3 million in the Fourth Quarter compared to $70.2 million a year ago. Operating profit for the quarter totaled $17.0 million, compared with a $66.4 million loss in the Fourth Quarter of Fiscal 1998. Sales for Fiscal 1999 were $150.9 million versus $455.4 million a year ago. Total year operating profit for Fiscal 1999 was $30.2 million, which compared favorably with a $77.7 million loss a year ago that included $86.5 million in special charges. Improved operating margins resulted from an effective cost reduction program and a higher initial sales price per truck sold in the third quarter to compensate for costs incurred during the production shut down.

      The Petroleum Equipment segment manufactures equipment for oil and gas exploration, production, and well stimulation industries. Sales in this segment totaled $17.2 million for the Fourth Quarter compared to $33.5 million last year. The operating loss for the Fourth Quarter totaled $0.1 million compared to an operating profit of $3.1 million in the previous year. Fiscal year sales of $82.1 million and $115.8 million were recorded for Fiscal 1999 and 1998, respectively. The segment reported a $2.1 million operating profit in 1999 and a $10.2 million operating profit in 1998. The decrease in sales and operating profit resulted from a depleted order backlog in the depressed oil and gas markets. We continue to anticipate a rebound in order activity driven by the substantial increase in oil and gas prices during the past nine months.

      The Airline Products segment, known as S&S Tug, which manufactures airline ground support products and mobile railcar movers, recorded sales of $29.9 million in the Fourth Quarter of Fiscal 1999, compared with $9.4 million in the same quarter last year. Operating losses for 1999 and 1998 were $3.2 million and $1.0 million, respectively. Sales for Fiscal 1999 were $104.8 million versus $32.6 million the previous year, and reflected the full year impact from the acquisition of Tug Manufacturing Corporation in December 1998 and improved sales of previously existing products. Net losses were reported for both years: $3.7 million in 1999 and $0.6 million in 1998. The Fiscal 1999 loss included charges of $2.4 million in connection with new product development and $2.4 million in other inventory write offs.

      Other business activities not identified in a specific segment include predominantly gas compression equipment sales or leases. Sales totaled $13.4 million for the Fourth Quarter, compared to $12.4 million for the comparable period last year. A Fourth Quarter operating profit of $0.4 million included a $1.9 million gain on sale of an investment, an operating profit on gas compression, and $2.3 million in charges for inventory reserves and under-liquidated costs of pooled manufacturing operations. An operating loss of $5.3 million was recorded during the Fourth Quarter of 1998. Total Fiscal 1999 sales were $37.7 million, a $9.8 million decrease from Fiscal 1998 sales of $47.5 million, largely due to sale of a Cogen facility in 1998. Operating losses for Fiscal 1999 and 1998 were $0.7 million and $4.5 million, respectively.

      Non-operating interest income for Fiscal 1998 totaled $10.9 million and represented interest earned on proceeds from the sale of Gas Turbine Operations to General Electric Company.

      Net cash provided by operating activities of continuing operations totaled $91.6 million for the year and resulted in a $56.7 million decrease in net debt. A $61 million payment from the U.S. government was received on February 4, 2000.

     Michael L. Grimes, President and Chief Executive Officer, stated that "we have delivered four consecutive quarters of earnings improvement, significantly improved our balance sheet, and have enjoyed very strong cash flow generation this year, largely due to considerable progress in our Tactical Vehicle Systems segment. Further earnings growth will come from a rebound in oil and gas markets, growth opportunities in the service businesses, and lower material costs resulting from supply chain initiatives."

     This press release contains forward-looking statements that are based on management's current expectations, estimates, and projections. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Many factors, including those discussed more fully elsewhere in this release and in the Company's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, risks associated with newly acquired businesses; increasing price and product/service competition by foreign and domestic competitors; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost effective basis; the mix of products/services; the achievement of lower costs and expenses; reliance on large customers; technological, implementation and cost/financial risks in use of large, multi-year contracts; the cyclical nature of the markets served; the outcome of pending and future litigation and governmental proceedings; the continued availability of financing, financial instruments and financial resources in the amount, at the times and on the terms required to support the Company's business; the assessment of unanticipated taxes by foreign or domestic governmental authorities; the risk of cancellation or adjustment of specific orders and termination of significant government programs; and failure of the Company or unrelated third parties on whom the Company relies for essential products or services to become Year 2000 capable. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Contact:    Mr. David R. Stewart, Treasurer
Phone:      (713) 868-7657
Fax:        (713) 863-1519
Email:      d.stewart@ssss.com
            HTTP://www.ssss.com

STEWART & STEVENSON SERVICES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (LOSS)
(In thousands, except per share data)

                                                           ----------------------------------  ----------------------------------
                                                                  TWELVE MONTHS ENDED                 THREE MONTHS ENDED
                                                                      JANUARY 31,                        JANUARY 31,
                                                           ---------------------------------  ----------------------------------
                                                                  2000         1999             2000              1999
                                                           ---------------------------------  ----------------------------------
                                                                      (UNAUDITED)                       (UNAUDITED)
Sales                                                         $911,702      $1,206,772         $287,435          $ 257,102
Cost of sales                                                  776,864       1,178,088          249,359            303,034
                                                           --------------   --------------    --------------     --------------
Gross profit                                                   134,838          28,684           38,076            (45,932)

Selling and administrative expenses                            109,038          90,857           32,607             28,846
Interest expense                                                 9,991          12,244            1,179              3,376
Other income, net                                               (7,396)        (12,706)          (3,618)               391
                                                           --------------  --------------    --------------      --------------
                                                               111,633          90,395           30,168             32,613
                                                           --------------  --------------    --------------      --------------
Earnings (loss) from continuing operations before
   income taxes                                                 23,205         (61,711)           7,908            (78,545)
Income tax expense (benefit)                                     8,642         (22,804)           2,969            (28,764)
                                                           --------------  --------------    --------------      --------------
Earnings (loss) from continuing operations of
   consolidated companies                                       14,563         (38,907)           4,939            (49,781)
Equity in net earnings (loss) of unconsolidated affiliates         142             (98)               -                 91
Gain on sale of investment, net of tax of $846                   2,746               -                -                  -
                                                           --------------  --------------    --------------      --------------
Net earnings (loss) from continuing operations                  17,451         (39,005)           4,939            (49,690)
Gain (loss) on disposal of discontinued operations,
  net of tax of $4,112, $(21,985), $4,112, and $(10,235)         6,879         (33,979)           6,879            (13,979)
                                                           --------------  ----------------  ----------------  ----------------
Net earnings (loss)                                           $ 24,330        $(72,984)        $ 11,818           $(63,669)
                                                           ==============  ================  ================  ================
Weighted average shares outstanding:
   Basic                                                        27,989          29,006           27,992             27,984
   Diluted                                                      28,042          29,006           28,059             27,984

Earnings (loss) per share: Basic and Diluted
  Continuing operations                                         $ 0.62         $ (1.34)        $   0.17            $ (1.77)
  Gain (loss) on disposal of discontinued operations              0.25           (1.17)            0.25              (0.50)
                                                           --------------  --------------   ----------------   ---------------
                                                                $ 0.87         $ (2.51)        $   0.42            $ (2.27)
                                                           ==============  ==============   ===============   ================
Cash dividends per share                                        $ 0.34         $  0.34         $  0.085            $ 0.085
                                                           ==============  ===============  ================  ================

STEWART & STEVENSON SERVICES, INC.
SEGMENT INFORMATION
(In thousands)

                                            -------------------------------------------------------
                                               Twelve Months Ended          Three Months Ended
                                                   January 31,                  January 31,
                                            ---------------------------  --------------------------
                                            ---------------------------  --------------------------
                                                 2000           1999          2000          1999
                                                   (Unaudited)                   (Unaudited)
Sales
  Power Products                              $536,236     $  555,507      $139,658     $  131,502
  Tactical Vehicle Systems                     150,884        455,399        87,296         70,239
  Petroleum Equipment                           82,085        115,800        17,186         33,540
  Airline Products                             104,785         32,603        29,922          9,416
  Other Business Activities                     37,712         47,463        13,373         12,405
                                            ------------   ------------  ------------  ------------
    Total                                     $911,702     $1,206,772      $287,435     $  257,102
                                            ============   ============  ============  ============

Operating Profit (Loss)
  Power Products                              $ 15,244     $   23,638      $   (416)    $   (3,161)
  Tactical Vehicle Systems                      30,217        (77,717)       16,969        (66,354)
  Petroleum Equipment                            2,099         10,245          (123)         3,110
  Airline Products                              (3,697)          (630)       (3,150)          (950)
  Other Business Activities                       (652)        (4,476)          424         (5,334)
                                            ------------   ------------  ------------  ------------
    Total                                     $ 43,211     $  (48,940)     $ 13,704     $  (72,689)
                                            ============   ============  ============  ============

Corporate expense, net                         (10,044)       (11,452)       (4,617)        (4,716)

Non-operating interest income                       29         10,925             -          2,236

Interest expense                                (9,991)       (12,244)       (1,179)        (3,376)
                                            ------------   ------------  ------------   ------------
Earnings (loss) from continuing
  operations before income taxes              $ 23,205     $  (61,711)     $  7,908     $  (78,545)
                                            ============   ============  ============   ============

STEWART & & STEVENSON SERVICES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)

                                                                    --------------------                --------------------
                                                                    Twelve Months Ended                 Three Months Ended
                                                                       January 31,                          January 31,
                                                                    --------------------                --------------------
                                                                    --------------------                --------------------
                                                                       2000            1999               2000         1999
                                                                          (Unaudited)                        (Unaudited)

OPERATING ACTIVITIES
   Net earnings (loss) from continuing operations                     $17,451     $(39,005)           $ 4,939          $(49,690)
   Adjustments to reconcile net earnings (loss) to net
     cash provided by (used in) operating activities:
       Accrued postretirement benefits                                   (271)        (237)            (1,046)             (237)
       Depreciation and amortization                                   22,298       19,636              6,403             5,590
       Deferred income taxes, net                                      (2,310)     (10,760)            (2,085)           (7,861)
       (Gain) loss on sale of business assets                          (5,804)          53             (1,850)             (190)
       Change in operating assets and liabilities net of the effect of acquisition, divestiture and discontinued operations:
          Accounts and notes receivable, net                          (76,192)      31,318            (46,291)           45,413
          Recoverable costs and accrued profits not
            yet billed                                                 90,946       39,111                257            79,257
          Inventories                                                  24,839      (35,711)             1,617           (11,459)
          Accounts payable                                              8,077      (14,465)            23,512           (14,506)
          Current income taxes, net                                    20,442     (122,815)             4,444           (61,514)
          Other current liabilities                                   (13,805)      33,421             (4,601)           54,390
          Other--principally long-term assets and
           liabilities                                                  5,890       11,529             13,924             8,983
                                                                    -----------  ----------        -----------         ----------
   NET CASH PROVIDED BY (USED IN) CONTINUING OPERATIONS                91,561      (87,925)              (777)           48,176
   NET CASH PROVIDED BY (USED IN) DISCONTINUED OPERATIONS              (3,287)     516,000             (3,287)                -
                                                                    -----------  -----------       -----------         ----------
   NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                 88,274      428,075             (4,064)           48,176

INVESTING ACTIVITIES
   Expenditures for property, plant and equipment                     (38,573)     (39,565)           (13,883)          (15,953)
   Proceeds from sale of business assets                                8,303        4,597              7,628           (13,708)
   Acquisition of businesses                                           (5,832)     (33,659)            (5,832)               (3)
   Disposal of property, plant and equipment, net                      14,082        3,378                122             1,447
                                                                    -----------   -----------      -----------         ----------
   NET CASH USED IN INVESTING ACTIVITIES                              (22,020)     (65,249)           (11,965)          (28,217)

FINANCING ACTIVITIES
   Additions to long-term borrowings                                   16,234       25,000                  -                 -
   Payments on long-term borrowings                                   (82,016)    (242,780)              (120)          (16,321)
   Net short-term borrowings (payments)                                 7,801      (22,714)            10,308             5,323
   Dividends paid                                                      (9,517)      (9,758)            (2,379)           (2,378)
   Repurchase of common stock                                               -     (120,000)                 -                 -

   Exercise of stock options                                                -        1,398                  -               639
                                                                    -----------   -----------      -----------         ---------
   NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                (67,498)    (368,854)             7,809           (12,737)
                                                                    -----------   -----------    ---------------    --------------

(Decrease) increase in cash and cash equivalents                       (1,244)      (6,028)            (8,220)            7,222

Cash and cash equivalents, beginning of period                         12,959       18,987             19,935             5,737
                                                                    -----------   -----------    ---------------    --------------
Cash and cash equivalents, end of period                             $ 11,715     $ 12,959           $ 11,715         $  12,959
                                                                    ===========   ===========    ===============    ==============

STEWART & STEVENSON SERVICES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION
(In thousands)

                                                             January 31, 2000          January 31, 1999
                                                                       (Unaudited)
ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                        $ 11,715        $ 12,959
   Accounts and notes receivable, net                                242,625         164,547
   Recoverable costs and accrued profits not yet billed                8,151          99,097
   Income tax receivable                                              35,331          48,596
   Inventories:
      Power Products                                                 150,844         182,894
      Petroleum Equipment                                             30,151          40,560
      Airline Products                                                26,029          10,079
      Other Business Activities                                       33,762          30,143
      Excess of current cost over LIFO values                        (49,839)        (48,474)
                                                                  --------------   -------------
                                                                     190,947         215,202
   Prepaid expense                                                       728           1,413
                                                                  --------------   -------------
      TOTAL CURRENT ASSETS                                           489,497         541,814

PROPERTY, PLANT AND EQUIPMENT                                        290,355         271,658
   Allowances for depreciation and amortization                     (160,821)       (142,913)
                                                                  --------------   -------------
                                                                     129,534         128,745
DEFERRED INCOME TAX ASSET                                                166           7,904
INVESTMENTS AND OTHER ASSETS                                          23,153          27,314
                                                                 --------------   -------------
                                                                    $642,350        $705,777
                                                                 ==============   =============
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Notes payable                                                    $ 25,269        $ 17,468
   Accounts payable                                                   90,163          83,127
   Accrued payrolls and incentives                                    18,701          17,123
   Current income taxes                                                3,257           2,931
   Current portion of long-term debt                                   8,955          69,488
   Other current liabilities                                          65,903          95,349
                                                                 --------------   -------------
      TOTAL CURRENT LIABILITIES                                      212,248         285,486
                                                                 --------------   -------------

COMMITMENTS AND CONTINGENCIES

LONG-TERM DEBT                                                        78,281          83,530
DEFERRED INCOME TAXES                                                    958              43
ACCRUED POSTRETIREMENT BENEFITS                                       12,748          13,019
DEFERRED COMPENSATION                                                  2,436           3,336
OTHER LONG-TERM LIABILITIES                                              600               -
SHAREHOLDERS' EQUITY
  Common Stock, without par value, 100,000,000
  shares authorized; 27,992,203 and 27,984,035
  shares issued at January 31, 2000 and 1999,
  respectively                                                        47,722          47,819
   Retained earnings                                                 287,357         272,544
                                                                --------------   -------------
      TOTAL SHAREHOLDERS' EQUITY                                     335,079         320,363
                                                                --------------   -------------
                                                                    $642,350        $705,777
                                                                ==============   =============